UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

(Amendment No.         )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement

ORAGENICS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ORAGENICS, INC.

ORAGENICS, INC.

4209 Eisenhower Boulevard, Suite 125

Tampa, FL 33634

813-286-7900

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF SHAREHOLDERS

Dear Shareholder:

The accompanying Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Oragenics, Inc. (the “Company”, “our”, “we” or “us”).

On June 9, 2015, we entered into a worldwide Exclusive Channel Collaboration Agreement with Intrexon Corporation (“Intrexon”) and Intrexon Actobiotics NV (“Actobiotics”), a wholly-owned subsidiary of Intrexon, through which we intend to develop and commercialize products, including the continued development and commercialization of AG013, for use in the treatment of oral mucositis in humans and/or the administration to humans of a trefoil factor via genetically modified bacteria (including L. lactis) for the treatment of diseases and conditions of the oral cavity, throat, and esophagus, but, in any case, excluding the delivery of anti-cancer effectors for the purpose of treatment or prophylaxis of cancer (the “Oral Mucositis ECC”). Contemporaneously with the Oral Mucositis ECC, the Company and Intrexon also entered into a Stock Issuance Agreement (“SIA”) which provided for (i) the issuance to Intrexon of a Convertible Promissory Note with a principal value of $5,000,000, as a one-time up front technology access fee, which is payable at our option, in cash or shares of Common Stock (the “Conversion Shares”) and (ii) the potential future stock issuance of Common Stock to Intrexon upon the achievement of designated milestones described in the Oral Mucositis ECC (the “Milestone Share Payments”).

Our Common Stock is listed on the NYSE Euronext’s NYSE MKT. Under the rules of the NYSE MKT, the holders of a majority of the outstanding shares of Common Stock must approve the issuance of the Conversion Shares and Milestone Share Payments prior to the additional listing of such shares on the NYSE MKT.

Under the Florida Business Corporation Act (“FBCA”), our Articles of Incorporation and our By-laws, shareholder action may be taken by written consent without a meeting of shareholders. By written consent without a meeting effective August 11, 2015, the holders of a majority of the outstanding shares of our Common Stock on such date approved and authorized the future issuance of the Conversion Shares and Milestone Share Payments (the “Shareholder Action”) as may be determined by our Board of Directors and in accordance with the terms of the Oral Mucositis ECC.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM SHAREHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER FLORIDA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE SHAREHOLDER ACTION.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of the Securities Exchange Act of 1934, as amended and the FBCA. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with this document.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under the rules of the Securities and Exchange Commission, the Shareholder Action will not be effective until 20 calendar days after we have mailed this Information Statement to our shareholders. As a result, neither the Conversion Shares nor any Milestone Share Payments will be able to be made through share issuance to the extent that shareholder approval is required to issue such shares until the Shareholder Action is effective. You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of our shareholders. This Information Statement is being mailed on or about August 19, 2015 to all of our shareholders of record as of the close of business on August 7, 2015.

By Order of the Board of Directors of

Oragenics, Inc.

/s/Michael O. Sullivan

Michael O. Sullivan

Interim Principal Executive Officer and Chief

Financial Officer

2

ORAGENICS, INC.

4209 Eisenhower Boulevard, Suite 125

Tampa, FL 33634

813-286-7900

INFORMATION STATEMENT

August 19, 2015

THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed on or about August 19, 2015 to the holders of record at the close of business on August 7, 2015 of shares of common stock, par value $0.001 per share (the “Common Stock”), of Oragenics, Inc., a Florida corporation (the “Company”, “we”, “us” or “our”) pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and pursuant to Section 607.0704 of the Florida Business Corporation Act (the “FBCA”).

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered shareholders and certain beneficial shareholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

On June 9, 2015, we entered into a worldwide Exclusive Channel Collaboration Agreement (the “Oral Mucositis ECC”) with Intrexon Corporation (“Intrexon”) and Intrexon Actobiotics NV (“Actobiotics”), a wholly-owned subsidiary of Intrexon, through which the Company intends to develop and commercialize products, including the continued development and commercialization of AG013, for use in the treatment of oral mucositis in humans and/or the administration to humans of a trefoil factor via genetically modified bacteria (including L. lactis) for the treatment of diseases and conditions of the oral cavity, throat, and esophagus, but, in any case, excluding the delivery of anti-cancer effectors for the purpose of treatment or prophylaxis of cancer. Contemporaneously with the Oral Mucositis ECC, the Company and Intrexon also entered into a Stock Issuance Agreement (“SIA”) which provided for (i) the issuance to Intrexon of a Convertible Promissory Note with a principal value of $5,000,000 (the “Note”), as a one-time up front technology access fee, which is payable at our option, in cash or shares of Common Stock and (ii) the potential future stock issuance of Common Stock to Intrexon upon the achievement of designated milestones described in the Oral Mucositis ECC (the “Milestone Share Payments”).

Under the terms of the Note, the Company, subject to shareholder approval, is entitled to convert the Note prior to December 31, 2015 into a number of shares of Common Stock equal to the quotient obtained by dividing (i) the principal balance of the Note outstanding at the time of conversion by (ii) the closing price per share on the last trading day immediately prior to the date of conversion (as adjusted for stock splits, stock dividends, recapitalizations and similar adjustments of the Common Stock) (the “Conversion Shares”).

Our Common Stock is listed on the NYSE Euronext’s NYSE MKT (“NYSE MKT”). Under the rules of the NYSE MKT, the holders of a majority of the outstanding shares of Common Stock must approve the issuance of the Conversion Shares and Milestone Share Payments prior to the additional listing of such shares on the NYSE MKT. By written consent effective August 11, 2015, the holders of a majority of the outstanding shares of the Common Stock on such date approved and authorized the issuance of the Conversion Shares and Milestone Share Payments

(the “Shareholder Action”) as may be determined by the Board of Directors of the Company and in accordance with the terms of the Oral Mucositis ECC. Accordingly, all necessary approvals in connection with the above corporate actions have been obtained and this Information Statement is furnished solely for the purpose of informing our shareholders, in the manner required under the Exchange Act regarding these corporate actions pursuant to Rule 14c-2 under the Exchange Act.

Under the rules of the Securities and Exchange Commission (the “SEC”), the Shareholder Action will not be effective until 20 calendar days after we have mailed this Information Statement to our shareholders. As a result, the Conversion Shares and Milestone Share Payments will not be able to be issued to the extent that shareholder approval is required to issue such shares until the Shareholder Action is effective. You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of our shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our shareholders as of the record date are being furnished copies of this Information Statement. This Information Statement is first being mailed or furnished to our shareholders on or about August 19, 2015.

NO DISSENTERS’ OR APPRAISAL RIGHTS

Pursuant to the FBCA, the corporate action described in this Information Statement will not afford shareholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

For further information about the Conversion Shares and Milestone Share Payments and the related transactions, see the section entitled and “Summary of Transaction” in this Information Statement.

Summary of Transaction

The following is a summary of the material terms of the agreements relating to the Conversion Shares and Milestone Share Payments and related transactions. The following summary is qualified in its entirety by reference to the respective complete texts of the applicable underlying definitive agreements, which we have filed with the SEC as Exhibits 10.1, 10.2 and 10.3 to our Current Report on Form 8-K filed with the SEC on June 11, 2015. We urge you to read these agreements in their entirety.

On June 9, 2015, we entered into an Oral Mucositis ECC with Intrexon and Actobiotics through which the Company intends to develop and commercialize products, including the continued development and commercialization of AG013, for use in the treatment of oral mucositis in humans and/or the administration to humans of a trefoil factor via genetically modified bacteria (including L. lactis) for the treatment of diseases and conditions of the oral cavity, throat, and esophagus, but, in any case, excluding the delivery of anti-cancer effectors for the purpose of treatment or prophylaxis of cancer (the “Field”). The Oral Mucositis ECC also grants the Company an exclusive license in the Field under all information controlled by Actobiotics (or otherwise by Intrexon) and existing as of June 9, 2015 relating to the regulatory approval of AG013, including regulatory filings, data, clinical trial reports, and rights thereunder. Contemporaneously with the Oral Mucositis ECC, the Company and Intrexon also entered into a SIA which provided for (i) the issuance to Intrexon of the Note, which is payable at our option, in cash or the Conversion Shares, as a one-time up front technology access fee, and (iii) the future stock issuance of Milestone Share Payments to Intrexon upon the achievement of designated milestones described in the Oral Mucositis ECC.

Under the terms of the Oral Mucositis ECC, the Company will be required to make milestone payments in the form of shares of Company Common Stock (based upon the fair market value of the shares otherwise required to be issued) unless the issuance of such shares would reasonably likely cause Intrexon to consolidate the Company’s financial statements with Intrexon’s financial statements, or at the Company’s option make a cash payment to Intrexon. The milestones and amounts payable are as follows:

(i)	two million United States dollars ($2,000,000) within thirty (30) days of the first instance of the achievement of the Phase II Milestone Event meaning the first dosing of a patient by or on behalf of the Company, or an affiliate or permitted sublicensee of the Company, in a phase II clinical trial, whether such occurs in the United States of America under the jurisdiction of the FDA or elsewhere under the jurisdiction of a foreign regulatory agency, for each different product in the Field, including the continued development and commercialization of AG013, that is created, produced, developed, or identified in whole or in part, directly or indirectly, by or on behalf of the Company during the term of the Oral Mucositis ECC through use or practice of Intrexon channel technology, Intrexon intellectual property, Actobiotics intellectual property or Intrexon materials (an “Oragenics Product”);

(ii)	five million United States dollars ($5,000,000) within thirty (30) days of the first instance of the achievement of the Phase IIb/III Milestone Event meaning meeting of the primary endpoint by or on behalf of the Company, or an affiliate or permitted sublicensee of the Company, in a phase III clinical trial, whether such occurs in the United States of America under the jurisdiction of the FDA or elsewhere under the jurisdiction of a foreign regulatory agency, for each different Oragenics Product;

(iii)	five million United States dollars ($5,000,000) within thirty (30) days of the first instance of the achievement of the Regulatory Approval Application Milestone Event for each different Oragenics Product which Regulatory Approval Application Milestone Event meaning for a given Oragenics Product, the first to occur of (a) the filing by the Company, an affiliate thereof, or a permitted sublicensee thereof, of a FDA New Drug Application or a Biologics License Application with the FDA seeking approval of such Oragenics Product, or (b) the filing of an equivalent approval or marketing application for such Oragenics Product with an equivalent regulatory authority in a foreign jurisdiction;

(iv)	ten million United States dollars ($10,000,000) within thirty (30) days of the first instance of the achievement of the Approval Milestone Event for each different Oragenics Product which Approval Milestone Event meaning the first to occur of (a) the First Commercial Sale of an Oragenics Product anywhere in the Territory, or (b) 90th day after the approval of a FDA New Drug Application for an Oragenics Product by the FDA or equivalent regulatory action in a foreign jurisdiction;

(v)	the Company shall pay Intrexon a milestone payment of five million United States dollars ($5,000,000) within thirty (30) days of the first instance of the achievement of the New Indication Milestone Event meaning the filing by or on behalf of the Company, an affiliate of the Company, or a permitted sublicensee of the Company of a Supplemental FDA Application with the FDA or with another equivalent regulatory agency seeking approval of an indication for use of the product AG013 other than the current regulatory-approved indication; and

(vi)	the Company shall pay Intrexon a milestone payment of five million United States dollars ($5,000,000) within thirty (30) days of the first instance of the achievement of the New Product Milestone Event meaning the filing of a regulatory package filed with the FDA or with another equivalent regulatory agency by or on behalf of the Company, an affiliate of the Company, or a permitted sublicensee of the Company, that is deemed (according to relevant FDA guidelines) to be a different drug product than AG013.

Under the terms of the SIA, the effective purchase price of the Common Stock for the Milestone Share Payments, if the Company elects to make the payments in Common Stock, will be based on the value of the issued shares of Common Stock using published market data of the share price for the Common Stock at the close of market on the business day immediately preceding the date of public announcement of attainment of the milestone in question.

Outstanding Voting Securities

We have fixed the close of business on August 7, 2015 as the record date for purposes of determining the shareholders entitled to receive copies of this Information Statement. As of the record date, there were 36,477,536 shares of Common Stock outstanding. Each issued and outstanding share of Common Stock has one vote on any matter submitted to a vote of shareholders. On the effective date of the Shareholder Action, the shareholders party thereto held 21,805,349 shares, or approximately 59.77% of the then outstanding shares of Common Stock which includes (i) shares held by all members of our board of directors and an executive officer; (ii) shares held by the Koski Family Limited Partnership and its partners; and (iii) shares held by Intrexon.

Because the Intrexon Note matures on December 31, 2015, the Company currently anticipates paying the Intrexon Note through the issuance of the Conversion Shares. The table below sets forth the number of Conversion Shares that would be issued at various estimated per share values at the time of conversion excluding interest.

Estimated Price Per Share	Estimated Conversion Shares To Be Issued
$1.00	5,000,000
$1.25	4,000,000
$2.00	2,500,000
$2.25	2,222,222
$2.50	2,000,000
$2.75	1,818,182
$3.00	1,666,667
$3.50	1,428,571
$4.00	1,250,000

We are unable at this time to estimate the number of shares, if any, that may be issued as Milestone Share Payments due to the uncertainty of milestone events occurring and our option to make such milestone payment obligations in cash.

To the extent the Conversion Shares and Milestone Share Payments are made in shares of our Common Stock, the current interest of the Company’s shareholders in the Common Stock will be diluted.

EFFECTIVE DATE OF THE CORPORATE ACTIONS

Pursuant to Rule 14c-2 under the Exchange Act, the Shareholder Actions will not be effective, until at least twenty (20) calendar days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of our shareholders. The Company anticipates that this Information Statement will be mailed to our shareholders as of the Record Date on or about August 19, 2015. Therefore, we anticipate that the authorizations for the Shareholder Actions discussed above will be able to be undertaken after September 8, 2015.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Common Stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about beneficial ownership of our Common Stock as of August 7, 2015 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of the Common Stock, (ii) each of the Company’s directors and named officers and (iii) all directors and officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name.

Name and address(1)	Number of shares beneficially owned	Percentage of ownership(2)
5% shareholders
Koski Family Limited Partnership(3)	11,248,660	30.9%
Randall J. Kirk (4)	9,839,221	27.0%
Fidelity(5)	2,795,566	7.7%

Directors and officers

Christine L. Koski(3)(6)	9,410,265	25.8%
Robert C. Koski(3)(7)	9,556,471	26.2%
Charles L. Pope(8)	216,063	*
Dr. Alan Dunton(8)	162,688	*
Dr. Frederick W. Telling(8)	361,174	*
Michael Sullivan(9)	212,543	*
(All Directors and officers as a group 7 persons) (10)	12,730,788	35.0%

*Beneficial ownership percentage is less than 1%.

(1)	Except as indicated, the address of the person named in the table is c/o Oragenics, Inc., 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634.
(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after August 7, 2015, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock held by them. Applicable percentage ownership is based on 36,477,536 shares of the Common Stock outstanding as of August 7, 2015. The inclusion in the table above of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(3)	Based upon information provided by the Koski Family Limited Partnership, or KFLP, in the amendment to its Schedule 13D filing with the SEC on January 23, 2015 and Form 4 filings of February 27, 2014, March 12, 2014, March 14, 2014, March 27, 2014, March 30, 2014, June 3, 2014, November 12, 2014, November 13, 2014, November 20, 2014, November 25, 2014, December 2, 2014, December 4, 2014, December 11, 2014, December 12, 2014, December 15, 2014 and December 16, 2014 , includes (i) 8,257,742 shares held directly by the KFLP, and (ii) 1,152,523 shares held by KFLP partner Christine Koski, 737,878 shares held by KFLP partner Robert Koski, 20,000 shares held by KFLP partner Koski Management, Inc. (solely owned by Beverly Koski), 519,666 shares held by KFLP partner, Thomas Koski, and 530,851 shares held in trusts which Robert Koski serves as sole trustee (See Note 7 below). Christine L. Koski, Robert C. Koski, Thomas L. Koski and Beverly Koski (as sole owner of Koski Management, Inc.) share voting and investment powers as general partners of the KFLP. The address for the KFLP is 3525 Turtle Creek Boulevard, Unit 19-B, Dallas, Texas 75219.

(4)	Based upon information provided by Schedule 13D filings with the SEC, dated June 12, 2012, August 3, 2012, October 2, 2013, November 2, 2013 and December 26, 2013 the number of shares includes (i) 8,838,666 shares owned directly by Intrexon Corporation (“Intrexon”) that is controlled by Mr. Randal J. Kirk, and (ii) 1,000,555 shares owned directly by NRM VII Holdings, I, LLC, a Virginia Limited Liability Company that is also controlled by Mr. Kirk. Mr. Kirk is the Chairman and Chief Executive Officer of Intrexon and over which Mr. Kirk, directly and through certain affiliates, has voting and dispositive power of a majority of the outstanding capital stock. Mr. Kirk may therefore be deemed to have voting and dispositive power over the 1,000,555 shares of common stock owned by NRM Holdings and the 8,838,661 shares of common stock owned by Intrexon. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Mr. Kirk’s principal business office is The Governor Tyler, 1881 Grove Avenue, Radford, Virginia 24141. Intrexon’s address as reflected in Schedule 13D is 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.
(5)	Based upon information contained in Schedule 13G/A filed with the SEC on February 13, 2015, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,795,566 shares of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (“Fidelity Funds”). Edward C. Johnson 3d, Abigail P. Johnson and FMR LLC, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 2,795,566 shares owned by the Fidelity Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and Abigail P. Johnson, Vice Chairman, Chief Executive Officer and President of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC nor Abigail P. Johnson, Vice Chairman, Chief Executive Officer and President of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(6)	In addition to the 8,257,742 shares reflected as being directly owned by the KFLP, described in Note 3, the share amounts also include: (i) 1,056,253 shares owned directly by Ms. Koski, and (ii) 30,000 restricted shares awarded as part of the Company’s non-employee director compensation program that are subject to forfeiture during 2015.
(7)	In addition to the 8,257,742 shares reflected as directly owned by the KFLP, described in Note 3, the share amounts also includes: (i) 737,878 shares owned directly by Mr. Koski , (ii) 530,851 shares owned directly by trusts for which Mr. Koski serves as sole trustee as follows: the Robert Clayton Koski Trust for the benefit of Anthony James Hunter (107,600 shares); The Robert Clayton Koski Trust for the benefit of Hunter Buchanan Koski (107,600 shares); The Robert Clayton Koski Trust for the benefit of Clayton Ward Bennett (100,000 shares); and The Robert Clayton Koski Trust for the benefit of Robert Edward Koski (107,600 shares) and the Robert Clayton Koski Trust for the benefit of Elyse Margaux Koski (108,051 shares), and (iii) 30,000 restricted shares subject to forfeiture during 2015.
(8)	Includes: (i) 55,000 option shares able to be acquired upon the exercise of currently exercisable stock options granted pursuant to our Director compensation program and (ii) Excludes 30,000 restricted shares awarded as part of the Company’s non-employee director compensation program that are subject to forfeiture during 2015. Excludes 80,000 shares subject to options that have not yet vested.
(9)	Includes 70,000 shares able to be acquired pursuant to currently exercisable stock options and excludes 240,000 shares subject to options that have not yet vested.

(10)	Excludes 20,000 shares owned directly by Koski Management, Inc. (solely owned by Beverly Koski), and 519,666 shares owned directly by Thomas Koski, neither of which are directors or employees of the Company, but both of which are general partners of the KFLP. If such shares were included the beneficial ownership percentage of the group would be 36.0%.

Description of Common Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 20,000,000 shares of Preferred Stock, no par value. The following is a summary of the rights of the holders of the Common Stock, and related provisions of our amended and restated articles of incorporation, as amended, and bylaws, as amended, and certain provisions of the Florida Business Corporation Act (the “FBCA”). For more detailed information, please see our amended and restated articles of incorporation, as amended, and bylaws, as amended, which have been filed as exhibits and incorporated by reference to our Form 10-K filing on February 27, 2015, and to the applicable provisions of the FBCA.

As of August 7, 2015, the record date for this Information Statement, the Company had outstanding 36,477,536 shares of Common Stock, held by approximately 82 shareholders. As of August 7, 2015, we had no shares of Preferred Stock outstanding.

The holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. The holders of Common Stock do not have preemptive rights to subscribe for additional shares of any class that may be issued by us, and no share of Common Stock is entitled in any manner to any preference over any other share of such stock.

The holders of shares of Common Stock are entitled to receive dividends when, as and if declared by our board of directors in its sole and absolute discretion out of funds legally available therefor. Upon the Company’s dissolution, the holders of Common Stock are entitled to share, pro rata, in our net assets after payment of or provision for all of our debts and liabilities, and after provision for any class of preferred stock or other senior security which may be issued by us. Each share of Common Stock is entitled to participate on a pro rata basis with each other share of such stock in dividends and other distributions declared on shares of any class of Common Stock.

Shareholder Approval

NYSE Shareholder Approval Requirements

Section 712(b) of the NYSE MKT Company Guide requires that a listed company obtain the consent of its shareholders prior to issuing securities as sole or partial consideration for an acquisition of the stock or assets of another company where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more (the “Exchange Cap”). The NYSE has taken the position that the Conversion Shares and Milestone Share Payments would constitute securities issued for an acquisition of assets with the assets being the right to use Intrexon’s proprietary technology. Under the SIA, the shares of Common Stock issuable for the Conversion Shares and Milestone Share Payments would exceed the Exchange Cap. As such, shareholder approval is required under NYSE rules prior to issuance of any Conversion Shares and Milestone Share Payments

Written Consent

By written consent effective August 11, 2015, the holders of a majority of the outstanding shares of the Common Stock approved and authorized the future issuance of the Conversion Shares and Milestone Share Payments.

Dissenters’ Rights of Appraisal

Shareholders have no rights under the FBCA, our amended and restated articles of incorporation, as amended, or our bylaws, as amended, to exercise dissenters’ rights of appraisal with respect to the transactions described herein.

Proxies Are Not Solicited

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us a Proxy.

Interest of Certain Persons in or Opposition to Matters to Be Acted upon

No officer or director of the Company has any substantial interest in this matter, other than his or her role as an officer or director of the Company.

Proposals by Security Holders

Not applicable.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to the Company at 4209 Eisenhower Boulevard, Suite 125, Tampa, FL 33634, Attention: Corporate Secretary, or by telephone at 813-286-7900. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.

Where You Can Find More Information

This Information Statement refers to certain documents that are not presented herein or delivered herewith, including the Oral Mucositis ECC, SIA, Note, amended and restated articles of incorporation of the Company, as amended, and bylaws of the Company, as amended. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. You may make such a written or oral request by sending a written request to the Company at 4209 Eisenhower Boulevard, Suite 125, Tampa, FL 33634, Attention: Corporate Secretary, or by telephone at 813-286-7900.

The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information the Company files at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS

ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

By Order of the Board of Directors of

Oragenics, Inc.

/s/Michael Sullivan

Michael Sullivan

Secretary